Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, David M. Morse, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Location Based Technologies, Inc. (the “Company”) on Form 10-Q for the quarter quarter ended February 28, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: April 11, 2014	By:	/s/ David M. Morse
Name: David M. Morse
Co-President and Chief Executive Officer

I, Glenn Davidson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report of Location Based Technologies, Inc. (the “Company”) on Form 10-Q for the quarter quarter ended February 28, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: April 11, 2014	By:	/s/ Glenn Davidson
Glenn Davidson
Chief Financial Officer